SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         American Petroleum Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

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       -------------------------------------------------------------------
                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                         American Petroleum Group, Inc.
                              1400 N. Gannon Drive
                                    2nd Floor
                            Hoffman Estates, IL 60194
                                 (847) 805-0125
        -----------------------------------------------------------------


                  THIS INFORMATION STATEMENT IS BEING PROVIDED
                TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


      This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of American Petroleum Group, Inc. (the "Company") to notify such stockholders that on or about February 15, 2005, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 51% of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") of the following actions:


      1. Electing and appointing the Board of Directors and Officers of American Petroleum Group, Inc.;
      2. Ratified the appointment of Brown Smith Wallace LLC as our independent public accountants for the fiscal year ending December 31, 2003 and 2004;
      3. Adoption of a Code of Ethics for the Executive Officers of American Petroleum Group, Inc., and
      4. Approving the purchase of all interest in, all assets and stock of Oilmatic Systems, LLC ("Oilmatic Transaction" or "Transaction").

      This Information Statement describing the election and appointment of the Board of Directors and Officers and the approval of the transaction with Oilmatic Systems, LLC and is first being mailed or furnished to the Company's stockholders on or about March 1, 2005, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

      The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.


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

                          OUTSTANDING VOTING SECURITIES

      As of February 15, 2005 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 4,315,000 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were 3,677,500 shares of the preferred stock outstanding.

      Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

      The Company's Board of Directors approved this action on February 15, 2005. The proposed transaction with Oilmatic Systems, LLC and the election and appointment of the Board of Directors and Officers of American Petroleum Group, Inc, was approved by unanimous written majority shareholder consent. If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the proposed measures.

      The elimination of the need for a special meeting of the shareholders to approve the above referenced actions is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

      On February 10, 2005, the Board of Directors of the Company voted to add Ronald Shapss and Elliot Cole, Esq., as Chairman of the Board and Director of the Company, respectively. They are also re-elected to the Board of Directors pursuant to the Shareholder Action as described below.


                             PRINCIPAL STOCKHOLDERS

      The following table describes, as of the date of this offering, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

      Effective August 25, 2004, the control of the Registrant changed. This was due to appointment of the new Directors. In addition, the Registrant issued a controlling block of shares to the persons identified. These shares consisted of


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

shares of common stock and shares of preferred stock Series A, that was convertible to common stock at a ratio of one share of preferred to 10 shares of common (subsequent to the reverse split the amount is .5 per share), with immediate voting rights as if they were converted to common stock. The shares were issued as part of compensation packages for the services to be rendered to the registrant. The series A preferred stock conversion ration is subject to adjustment of the same reverse split of the common stock of 20 to 1 that occurred in the fourth fiscal quarter. Accordingly, the shares of the series A preferred stock is convertible into a total of 1,838,750 shares of common stock, and continues to have immediate voting rights equal to that conversion. A total of 4,315,000 are issued and outstanding as of February 15, 2005.

                          No. of Common    No. of Preferred(1)   % ownership(1)
                          -------------    -------------------   --------------

Ronald Shapps(2)              500,000          1,000,000               23.1
James W. Zimbler (2)          500,000          1,000,000               23.1
Richard Carter (2)            535,000          1,000,000               24.0
George L. Riggs, III (2)       75,000            150,000               *
Michael S. Krome, Esq. (2)     75,000            150,000               *
Elliot Cole, Esq. (2)          75,000            150,000               *
Alpha Advisors, LLC (3)       113,750            227,500               5.3
Richard Steifel               290,000                 --               6.7
Chris Hansen                  222,500                 --               5.1
Jesse Fuller                  575,000                 --               13.3
Alfred Ciella                  20,000                 --               *

Officers and Directors
     (6 persons)            1,873,750          3,677,500               85.2% (4)

      (1) Percentage of ownership includes conversion ration of preferred stock at a rate of one share of preferred stock to.5 shares of common stock.
      (2)   Officer and/or Director of the Company.
      (3) Alpha Advisors, LLC is controlled by James W. Zimbler, Richard Carter, George L. Riggs, and Michael S. Krome. When all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 47.0%, including the conversion of the preferred stock, if voted as a block.
      (4) Officers and Directors own 43.4% of the issued common stock of the Company. Certain Officers and Directors also own an additional 3,677,500 shares of preferred stock, convertible into .5 shares of common stock each share of preferred, equaling 1,873,750 additional shares of common stock and having immediate voting rights. This give effective voting control over the Company.




The Registrant has entered into Compensation Agreements with the Directors and Principal Officers indicated above.

Generally, the Agreements are for a period commencing with the appointment to the position indicated and ending on December 31, 2005. The compensation to be paid to Mr. Shapss and Zimbler is the sum of ONE HUNDRED FOURTY-FOUR THOUSAND DOLLARS ($144,000) per annum, payable in equal monthly payments. The compensation for Mr. Boussung is ONE HUNDRED THOUSAND DOLLARS ($100,000) per


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

annum, payable in monthly installments. The compensation for the remaining Directors/Officers is less than $100,000 per annum. In addition, the Directors/Officers were issued stock compensation as set forth.



                     DESCRIPTION OF THE STOCKHOLDER MATTERS


1.    Election And Appointment Of The Board Of Directors And Executive Officers

      The Board of Directors (the "Board") by unanimous written consent dated as of February 15, 2005, and certain stockholders, owning a majority of issued and outstanding capital stock of the Company entitled to vote (the "Majority Stockholders"), by written consent dated as of February 15, 2005, re-elected and re-appointed the Board of Directors and Executive Officers of the Company to serve until the next annual meeting of the shareholders of the Company, or until their successors have been elected and qualified. It is necessary to take this action to ensure that the Company has the optimum direction, leadership and management to ensure that the Company takes full advantage of the opportunity for growth that the Oilmatic Transaction gives rise to.

The following were elected to the Board of Directors, effective February 15, 2005:

Ron Shapss                 58          Chairman of the Board
James W. Zimbler           39          Director and President
Richard Carter             36          Director and Vice-President
William Boussung           47          Director and VP of Corporate Finance
Michael S. Krome           43          Director and General Counsel
George L. Riggs, III       53          Director and Chief Financial Officer
Elliot Cole Esq.           71          Director

Ron Shapss, 58, Chairman of the Board
Mr. Shapss is the founder of Ronald Shapss Corporate Services, Inc., ("SCS") a company engaged in consolidating fragmented industries since 1992. RSCS was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. Mr. Shapss was also the founder of Coach USA, Inc. A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

James W. Zimbler, 39, Director and Interim President
Mr., Zimbler has been a principal of Alpha Advisors, LLC, since its inception in May 2002. Alpha is involved as a consultant in the mergers and acquisitions of public companies, and consulting for private companies that wish to access the public markets. Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, re-capitalization and mergers and acquisitions for various clients. Mr. Zimbler is one of the initial shareholders in Humana Trans Services Holding Corp. (OTCBB "HTSC"). Mr. Zimbler has recently focused his energies in the field of turnarounds of small emerging private and public companies.


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

Richard Carter, 36, Director and Vice-President
1998 - 2002  GunnAllen Financial, Senior Vice President
2002 - 2004  National Securities, Senior Vice President
Richard D. Carter joined American Petroleum Group, Inc. from the investment-banking field. Mr. Carter has been responsible for raising investment capital for 14 years. Mr. Carter's main focus will be spent on implementing financial systems and continued funding related to growth and acquisitions.

William Boussung, 47, Director and Vice President of Corporate Finance
Mr. Bossung has over 18 years of diversified financial experience. For approximately the last ten years Mr. Bossung has been President of Alliance Financial Network, Inc., which provides financial consulting for public and private companies. From early 1995 until mid 1997, Mr. Bossung was the Director of Corporate Finance for Chadmoore Wireless Group, Inc., which was subsequently acquired by Nextel.

Michael S. Krome, Esq., 43, Director and General Counsel
Michael S. Krome was admitted to practice Law in the State of New York in February 1991, and in the United States District Court for the Eastern District of New York in June 1991 and Southern District of New York in November 1994. He has been a Director of Human Trans Services Holding Corp (OTC BB "HTSC") since January 2004. Since 1991 he has practiced law as a sole practitioner with a General Practice. Since 2001 he has concentrated his practice in representing Public Corporations. He is a graduate of the State University of New York at Albany and graduated from the Benjamin N. Cardozo School of Law in June 1990. From February 1999 to November 1999, he was Vice President of Legal Affairs of Fortune Media, Inc., (now known as Wayne's Famous Phillies, Inc.). From April 2000 until January 2001, he was a Director and Counsel to Universal Media Holdings, Inc., know known as Genio Group, Inc.

George L. Riggs, III, C.P.A., 53, Director and Chief Financial Officer.
George L. Riggs, III, C.P.A., was the founder and Managing partner of Riggs & Associates, LLP prior to joining the firm of Centerprise/Scillia Dowling & Natarelli (formerly Simione Scillia Larrow & Dowling LLC) as an audit and accounting principal. He left the firm in October 2002 to return to a solo practice. He has been a Director of Human Trans Services Holding Corp (OTC BB "HTSC") since July 2003. He specializes in public and privately held corporations, with significant experience in mergers and acquisitions, litigation support, and bankruptcy and reorganizations matters. He has over twenty-five years experience in public accounting, including 13 years as a partner at Deliotte & Touche, LLP. He spent ten years as the Professional Practice Director for the Hartford, New Haven and Waterbury offices. In this position, he was responsible for the review of all engagements to ascertain compliance with professional guidelines and technical consultations on all clients in the areas of accounting, auditing and securities. He is a graduate of the University of Hartford where he received the Regents Honor award for graduating first from the school of business administration. He also holds an MBA degree from the University of Connecticut with a specialization in finance. He received a certificate of merit from the Massachusetts Society of CPAs for passing the CPA exam at the first sitting. George has conducted many continuing education seminars for his prior firms and the Connecticut Society of CPAs as


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

well as spoken to many professional groups on certain industry, technical and financing subjects. He holds CPA certificates in Connecticut and Vermont. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, and Institute of Management Accountants.

Elliot Cole, Esq., 71, Director
Partner, Patton Boggs LLP. Elliot Cole has practiced corporate law for 40-plus years, more than 30 of which he has been a partner at Patton Boggs LLP. He has been a Director of Human Trans Services Holding Corp (OTC BB "HTSC") since May 2004. His expertise is rooted in the representation of early-stage companies. As a counselor of startups through mezzanine and later-stage financing, Mr. Cole assists with bringing companies in a wide range of businesses along to maturity. His broad-based contacts with financiers and investors have provided capital and management assistance to a number of the firm's clients over the years. Mr. Cole has served on the boards of several business, community and social organizations. He has been a trustee of Boston University, his alma mater, for over 20 years, having served on its Investment Committee and Community Technology Fund.




2.    Ratification Of Independent Public Accountants

      Our Board of Directors has appointed the firm of Brown Smith Wallace ("Brown Smith"), located at 1050 N. Lindbergh Blvd., St. Louis, MO 63132, PH:
314.983.1200 or 888.279.2792 as our independent public accountants to audit our accounts for the fiscal year ended December 31, 2003 and 2004.



3.    Approval of the Acquisition of Oilmatic Systems, LLC.

      The Board of Directors (the "Board") by unanimous written consent dated February 15, 2004, adopted a Code of Ethics or the conduct of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer Or Controller And Persons Performing Similar Functions.

      The Board of Directors has determined that formalizing the Code of Ethics for these Executive Officers and others is in the best interests of the Corporation. It will allow the shareholders to have more confidence in the actions of the Executive Officers.

      A copy of the Code of Ethics is annexed hereto as Exhibit A.



4.    Approval of the Acquisition of Oilmatic Systems, LLC.

      The Board of Directors (the "Board") by unanimous written consent dated as of December 8, 2004, and certain stockholders (the "Majority Stockholders"), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of December 8, 2004, approved and adopted resolutions to purchase and acquire all interest, assets, and stock of Oilmatic Systems, LLC.

      Oilmatic is a food service distribution company that supplies a closed loop Bulk Cooking Oil Supply and Management system. Its patented state of the art handheld Dipstick(R) design dispenses and removes cooking oil with the simple push of a button at the deep fryers. The system also consists of separate fresh oil and waste oil tanks. A key switch allows management to control unnecessary oil fills and disposals. This system completely eliminates the practice of employees manually removing hot used oil which significantly reduces slips, falls and burns, as well as the hard labor of unloading and retrieving heavy boxes of oil. Additionally, the system eliminates hazardous grease spills both inside and outside of the store that cause grease fires and grease trap build-ups that pollute our environment.

      As part of the transaction, Michael Allora, President of Oilmatic will assume, after the closing of the transaction, the position of President and Chief Operating Officer of American Petroleum as well as Oilmatic. Mr. Allora has extensive experience in the delivery of bulk liquids and related products to businesses, retail and wholesale, in the restaurant field.

      OilMATIC is a supplier of cooking oil to the food industry. A second operation, The Bio Diesel Division, is presently being acquired and has many prospects as an alternative energy and environmentally friendly solution to the energy crisis. The used cooking oil is collected and sold as the base ingredient to the Bio-Diesel market. The bio-diesel market is in its infancy and grows at 30% per annum. Concurrent with the OilMATIC acquisition, American Petroleum intends to cross sell several energy related services that will make the company a substantial energy provider that can serve as a single source supplier for oil needs. In addition, the acquisition will allow American Petroleum to compete cost effectively on a national level. As a combined entity, the company will be able to operate and grow with greater profitability because of economies of scale, new income from the cross sale of our products, as well as other efficiencies and synergies. American Petroleum is not aware of any other energy company that is focused on recycling both machinery and bio diesel in a similar endeavor.

      OilMATIC is reinventing the cooking oil industry. Not only is the division product driven, it is also driven by the environmental need to remove waste "grease." OilMATIC is the "green" answer.

      OilMATIC is located at 36 Freeway Drive East, East Orange, New Jersey 07018. OilMATIC has already installed hundreds of cooking oil systems throughout the New York, New Jersey, Connecticut Tri-State area. Regional agents opening a new facility have signed on in North Carolina. At the East Orange Facility, OilMATIC is also operating a fleet of Bio-Diesel vehicles.

      OilMATIC provides bulk cooking oil management systems and services to restaurants and food service operations nationwide, using proprietary technology and patented equipment for the delivery, recovery, and storage of new and used bulk cooking oil. The end user equipment is a completely automated closed-loop system, consisting of separate fresh and waste oil tanks and necessary plumbing components installed at the customer's location, providing sealed storage of


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

oil. This system eliminates the need to handle and carry new cases of oil from storage areas to the deep fryers as well as eliminating the need to carry and handle used oil from the deep fryers to an open waste container.

      OilMATIC'S patented handheld device known as the DIPSTICK(R) safely dispenses and disposes cooking oil at the deep fryers with a simple push of a button. The entire system is manufactured using UL, FDA and NSF approved components, and is available at no up-front costs and no equipment fees to the end user. New bulk oil is delivered to the customer through a certified metering system at the same time as used cooking oil is recovered.

      The mission of OilMATIC is to become the industry standard for handling cooking oil, as the premier provider of bulk cooking oil management systems and services to the food service industry worldwide. OilMATIC is dedicated to building long-term relationships with its customers by providing a safer, cleaner and cost saving solution for all their cooking oil needs. Supplying cooking oil in bulk is an extension of the bulk CO2 concept. The changeover of high-pressure CO2 gas cylinders to low pressure liquid storage units allowed restaurants to manage and safely update to the new standard of handling CO2 in their restaurants. By unifying the current CO2 distribution network under a single operating program, OilMATIC can implement this concept quickly throughout the United States. The distributors will become licensed distributors of OilMATIC thereby enabling OilMATIC to maintain personal attention to its customers while serving national accounts.

      The formation of these two companies creates significant opportunities to realize cost savings through economies of scale. The following is a list of areas that management believes can offer economies of scale benefits to the company:

      o     Bulk purchasing of oil
      o     Insurance
      o     Medical Benefits
      o     Accounting, auditing and legal fees
      o     Financial Systems
      o     Cash management and financing
      o     Regulatory Compliance
      o     Tax Planning and Filing
      o     Marketing
      o     Technology Improvements
      o     Equipment purchasing, maintenance and utilizations of dual locations
      o     Reduction of spare equipment

      The corporate team will be proactive and aggressive in implementing programs that will benefit the operating companies and should ultimately result in greater profitability to the Company.

      The Board of Directors believes that by effectuating this change within the Board, American Petroleum Group, Inc. will be provided with the leadership, management and direction that is necessary to effectuate the growth potential of the acquisition of Oilmatic Systems, LLC.


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

Procedure for the Approval of the Acquisition of Oilmatic Systems, LLC.

      The elimination of the need for a special meeting of the shareholders to approve the Oilmatic Transaction is authorized the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order for American Petroleum Group, Inc. to approve the transaction with Oilmatic Systems, LLC. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the transaction as early as possible to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

      The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the acquisition and purchase of all the interest, assets and stock of Oilmatic Systems, LLC. On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 3,740,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On February 15, 2005, the Majority Stockholders, by written consent in lieu of a meeting, approved the Oilmatic Transaction. No further consents, votes or proxies are or were necessary to effect the approval of the acquisition and purchase of Oilmatic Systems, LLC.



Dissenters' Rights of Appraisal.

      Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


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

                             ADDITIONAL INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)   Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;
(2)   Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;
(2)   Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;
(3) Annual Report on Form 10-KSB, as amended for the year ended December 31, 2003; and
(4) Form 8-K's dated November 6, 2003, July 9, 2004,September 20, 2004 and November 3, 2004.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:
Mr. James W. Zimbler, Interim President
American Petroleum Group, Inc.
1400 N. Gannon Drive, 2nd Floor
Hoffman Estates, IL  60194
(847) 805-0125

By order of the Board of Directors of
American Petroleum Group, Inc.

By:    /s/ James W. Zimbler
---------------------------
Name:     James W. Zimbler
Title:    Chief Executive Officer and Interim President

Exhibit A

                         AMERICAN PETROLEUM GROUP, INC.

                                 CODE OF ETHICS

                                       FOR

             CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, CHIEF
            ACCOUNTING OFFICER OR CONTROLLER AND PERSONS PERFORMING
                                SIMILAR FUNCTIONS



GENERAL PHILOSOPHY

The honesty, integrity and sound judgment of American Petroleum Group, Inc.'s ("AMPE" or the "Company") Chief Financial Officer, Chief Accounting Officer or Controller and persons performing similar functions (collectively the "Principal Officers") is fundamental to our reputation and success. The professional and ethical conduct of the Principal Officers is essential to the proper functioning and success of AMPE.


APPLICABILITY

This Code of Ethics shall apply to AMPE's Principal Officers.


STANDARDS OF CONDUCT

To the best of their knowledge and ability, the Principal Officers shall:

      o act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o provide full, fair, accurate, timely, and understandable disclosure in reports and documents that AMPE files with, or submits to, the Securities and Exchange Commission ("Commission") and in other public communications made by AMPE;

      o     comply with applicable governmental laws, rules and regulations;

      o promote the prompt internal reporting of violations of this Code of Ethics to AMPE's board of directors and outside legal counsel;

      o respect the confidentiality of information acquired in the course of employment;

      o     maintain the skills necessary and relevant to AMPE's needs; and


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

      o proactively promote ethical and honest behavior among employees of AMPE and its subsidiaries.

      All Principal Officers are expected to adhere to the AMPE Code of Ethics. Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law. The board of directors shall have responsibility for administration of this Code of Ethics and shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics for Principal Officers. In the event that a waiver of, modification of and/or change to this Code of Ethics is approved and granted, then the notice of the waiver, modification, and/or change shall be disclosed as may be required by SEC rules or the rules of any exchange on which the securities of the Company are then trading.





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